UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 19, 2010 (October 18, 2010)
Date of Report (Date of earliest event reported)

AMINCOR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49669	88-0376372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 24th FL, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (347) 821-3452

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 18, 2010, Registrant entered into a Stock Purchase Agreement (the “Agreement”) with Hammond Investments, Ltd. an exempted company incorporated with limited liability in the Cayman Islands (“Hammond”), and Capstone Special Purpose Fund, LP, a Delaware limited partnership (“CSPF”) for the purchase by Registrant of all of the issued and outstanding shares of Masonry Supply Holding Corp., a Delaware corporation (“Masonry”). Prior to the closing of the stock purchase, Hammond and CSPF (collectively, the “Shareholders”) were the owners of all of the issued and outstanding shares of common stock, par value $0.001 (the “Shares”) of Masonry.  In consideration for the Shares, Registrant paid to the Shareholders $1.00 per Share, or $150 in the aggregate, which was the same per share consideration paid for by Hammond and CSPF for their original purchase of the Masonry Shares.

John R. Rice III and Joseph F. Ingrassia are officers and directors of Registrant and Masonry.  Mr. Rice and Mr. Ingrassia are also officers of Capstone Capital Management, Inc., the general partner of CSPF and are directors of Hammond.

As a result of the above transaction, Registrant owns all of the issued and outstanding shares of Masonry and Masonry is a wholly-owned subsidiary of Registrant.

The information in this Item 2.01 and 1.01 above is qualified in its entirety by the Stock Purchase Agreement, which is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Imperia Masonry Supply Corp., a wholly owned subsidiary of Masonry

Audited financial statements of Imperia Masonry Supply Corp. a wholly owned subsidiary of Masonry for the fiscal years ended December 31, 2008 and December 31, 2009.

(b) Pro-Forma Financial Information.

Since it is impracticable to provide the required pro-forma financial statements for the transaction described in Item 2.01 at the time of this filing, Registrant hereby confirms that it intends to file the required financial statements no later than 71 calendar days after the date of this current report on Form 8-K.

(c) Not Applicable.

(d) Exhibits

10.1	Stock Purchase Agreement, dated October 18, 2010, by and among Registrant, Hammond Investments, Ltd., and Capstone Special Purpose Fund, LP.

IMPERIA MASONRY SUPPLY CORP. CONSOLIDATED FINANCIAL STATEMENTS Years Ended December 31, 2009 and 2008 WITH REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

IMPERIA MASONRY SUPPLY CORP.

CONTENTS

December 31, 2009 and 2008

Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	1

FINANCIAL STATEMENTS

Balance Sheets	2-3

Consolidated Statements of Operations	4

Consolidated Statements of Changes in Equity (Deficit)	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-16

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Imperia Masonry Supply Corp.
Pelham Manor, New York

We have audited the accompanying balance sheet and changes in stockholders’ equity of Imperia Masonry Supply Corp. as of December 31, 2009, and we have audited the consolidated balance sheet of Imperia Bros. Inc. and Subsidiary and the related consolidated statements of operations, changes in equity (deficit), and cash flows for the years ended December 31, 2009 and 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imperia Masonry Supply Corp. and Imperia Bros. Inc. as of December 31, 2009 and 2008 and the results of their operations and cash flows for the years ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

New York, New York
September 15, 2010

IMPERIA MASONRY SUPPLY CORP.

BALANCE SHEETS

December 31, 2009 and 2008

	Successor	Predecessor
	Company	Companies
	2009	2008
Assets

Current assets:
Cash	$39,536	$21,559
Accounts receivable, net of allowance for doubtful accounts
of $-0- and $196,000 in 2009 and 2008, respectively	108,497	99,859
Due from factor	-	670,938
Inventory, net	1,022,057	1,499,274
Prepaid expenses and other current assets	40,731	63,772

Total current assets	1,210,821	2,355,402

Property, plant and equipment, net	2,101,930	2,037,021

Other assets:
Goodwill	31,000	-
Intangible assets	1,013,000	-

Total other assets	1,044,000	-

Total assets	$4,356,751	$4,392,423

(Continued)

IMPERIA MASONRY CUPPLY CORP.

BALANCE SHEETS (Continued)

December 31, 2009 and 2008

	Successor	Predecessor
	Company	Companies
	2009	2008
Liabilities and Stockholders’ and Members’ Equity (Deficit)

Current liabilities:
Accounts payable	$981,741	$792,870
Accrued expenses and other current liabilities	96,718	429,617
Loans payable	-	12,330,034
Note payable	-	414,900
Accrued interest	-	3,434,018
Advances from affiliated companies	-	5,486,927
Capital lease obligations – current portion	138,955	212,681

Total current liabilities	1,217,414	23,101,047

Long-term liabilities:
Capital lease obligations – net of current portion	303,303	345,338
Customer deposits	75,087	28,423

Total long-term liabilities	378,390	373,761

Total liabilities	1,595,804	23,474,808

Commitments and contingencies

Stockholders’ and members’ equity (deficit):
Common stock – authorized 1,500 shares $0.001 par value;
issued and outstanding – 150 shares	-	46,059
Additional paid-in capital	2,760,947	3,535,247
Members’ deficit	-	(2,344,436)
Accumulated deficit	-	(20,319,255)

Total stockholders’ and members’ equity (deficit)	2,760,947	(19,082,385)

Total liabilities and stockholders’ and members’ equity (deficit)	$4,356,751	$4,392,423

The accompanying notes are an integral part of these consolidated financial statements.

IMPERIA MASONRY SUPPLY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2009 and 2008

	Predecessor Companies
	2009	2008

Net sales	$10,126,542	$9,361,109

Cost of sales	9,642,659	8,472,584

Gross profit	483,883	888,525

Selling, general and administrative	3,132,827	3,241,166

Loss from operations	(2,648,944)	(2,352,641)

Interest expense	6,888,710	4,556,199

Net loss	$(9,537,654)	$(6,908,840)

The accompanying notes are an integral part of these consolidated financial statements.

IMPERIA MASONRY SUPPLY CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

Years Ended December 31, 2009 and 2008

			Additional
	Common Stock		Paid-In	Members’	Accumulated	Total
	Shares	Amount	Capital	Deficit	Deficit	Equity (Deficit)
Predecessor Companies:
Balance – December 31, 2007	100	$46,059	$3,535,247	$(1,462,312)	$(14,292,539)	$(12,173,545)

Net loss for the year ended December 31, 2008	-	-	-	(882,124)	(6,026,716)	(6,908,840)

Balance – December 31, 2008	100	46,059	3,535,247	(2,344,436)	(20,319,255)	(19,082,385)

Net loss for the year ended December 31, 2009	-	-	-	(921,418)	(8,616,236)	(9,537,654)

Balance – December 31, 2009	100	$46,059	$3,535,247	$(3,265,854)	$(28,935,491)	$(28,620,039)

Successor Company:
Issuance of common stock	150	$-	$150	$-	$-	$150

Net assets acquired through a foreclosure action
by related parties	-	-	2,760,797	-	-	2,760,797

Net loss for the year ended December 31, 2009	-	-	-	-	-	-

Balance – December 31, 2009	150	$-	$2,760,947	$-	$-	$2,760,947

The accompanying notes are an integral part of these consolidated financial statements.

IMPERIA MASONRY SUPPLY CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2009 and 2008

	Predecessor Companies
	2009	2008
Cash flows from operating activities:
Net loss	$(9,537,654)	$(6,908,840)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	345,214	333,622
Provision for doubtful accounts	1,131	100,119
Changes in assets and liabilities:
Accounts receivable	(9,769)	153,466
Inventory	516,337	(381,589)
Prepaid expenses and other current assets	16,508	96,818
Accounts payable	618,513	(331,237)
Accrued expenses	(299,107)	303,609
Accrued interest	4,017,418	1,696,649
Customer deposits	46,664	(15,860)

Net cash used in operations	(4,284,745)	(4,953,243)

Cash flows from investing activities:
Purchases of property and equipment	(200,995)	(630,246)

Net cash used in investing activities	(200,995)	(630,246)

Cash flows from financing activities:
Net proceeds from loans payable	4,146,095	5,018,423
Advances from affiliated companies	894,321	910,963
Proceeds from note payable	40,000	19,162
Principal payments of note payable	(181,967)	(110,614)
Proceeds from capital lease obligations	118,500	434,029
Principal payments of capital lease obligations	(234,261)	(169,329)
Net borrowings from factor	(277,360)	(632,551)

Net cash provided by financing activities	4,505,328	5,470,083

Increase (decrease) in cash	19,588	(113,406)

Cash, beginning of year	21,559	134,965

Cash, end of year	$41,147	$21,559

Supplementary cash flow information:
Cash paid during the period for:
Interest	$2,871,292	$2,859,550

Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

1.	Nature of Business

Imperia Masonry Supply Corp. (the “Company” or “Imperia Masonry”) was incorporated on June 22, 2009 in the state of Delaware.  The Company is a manufacturer specializing in concrete block, lightweight block, and split face block for the construction industry.  The Company also supplies a wide array of other masonry and building products.  Imperia Masonry also operates a retail home center, which sells hardware, masonry materials and other building supplies to contractors and retail customers.  The Company sells primarily to customers in the New York metropolitan area.

Imperia Bros., Inc. (“Imperia Bros.”) was incorporated in 1959 in the state of New York.

On December 31, 2009, Imperia Masonry began operations by acquiring substantially all of the assets and assumed the operations of Imperia Bros. through a foreclosure action by related parties.

Westchester Industrial Supply, LLC (“Westchester”), a limited liability company, was formed in 2001 in the state of New York. Westchester leased employees to Imperia Bros.

Collectively, Imperia Bros. and Westchester are referred to as the “Predecessor Companies”.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The balance sheet as of December 31, 2009 includes the accounts of Imperia Masonry.  The consolidated statements of operations and cash flows for the year ended December 31, 2009 includes the accounts of the Predecessor Companies.

The consolidated financial statements of the Predecessor Companies for the year ended December 31, 2008 include the accounts of the Predecessor Companies.

All significant inter-company accounts have been eliminated in consolidation.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2009 and 2008.

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Inventory

Inventory consists of raw materials and finished goods, and is valued at the lower of cost or market using the average cost method. Market is determined based on net realizable value with appropriate consideration given to obsolescence, excessive levels, and other market factors. An inventory reserve is recorded if the carrying amount of the inventory exceeds its estimated market value.

Property, Plant and Equipment

Property, plant and equipment is stated at cost and the related depreciation is computed primarily on a straight-line basis over the lives of the respective assets.  Estimated useful lives are as follows:

Machinery and equipment	2-10 Years
Vehicles	3-10 Years
Furniture and fixtures	5-10 Years

Leasehold improvements are amortized over the lesser of the estimated life of the asset or the lease term.

Expenditures for repairs and maintenance are charged to operations as incurred.  Renewals and betterments are capitalized.  When property and equipment is retired or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts and the resulting gain or loss is recognized in operations.

Goodwill and Intangible Assets

Goodwill represents the cost of acquiring a business that exceeds the net fair value ascribed to its identifiable assets and liabilities.  Goodwill is not subject to amortization but is tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired. The Company will test for impairment annually.

Impairment of Long-Lived Assets

The Company evaluates the fair value of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable.  Accordingly, any impairment of value is recognized when the carrying amount of a long-lived asset exceeds its fair value. No impairment losses have been recognized.

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Revenue Recognition

Revenue is recognized upon the shipment of products.  Allowances, credits and other adjustments are recorded in the period the related sales occur.  Customer deposits represent monies received before revenue is earned.

Advertising Costs

Advertising costs are expensed as incurred.  For the years ended December 31, 2009 and 2008, advertising expenses were approximately $24,000 and $41,000, respectively, and are included in selling, general and administrative costs.

Shipping and Handling Costs

Shipping and handling costs are recorded as part of selling expense.  Such amounts approximated $151,000 and $176,000 for the years ended December 31, 2009 and 2008, respectively.

Income Taxes

Imperia Masonry is treated as a “C” corporation for federal, state and local tax purposes.

Imperia Bros. has elected to be treated as an “S” Corporation for federal and state tax purposes, whereby the taxable income or loss of Imperia Bros. passes through to the individual stockholder.

Westchester has elected to be treated as a single member limited liability company for federal and state purposes, whereby the taxable income or loss of Westchester passes through to an individual member’s personal tax return.

Accordingly, Imperia Bros. and Westchester are not subject to federal and state taxes at the corporate level.

The Company accounts for income taxes using the liability method, which provides for an asset and liability approach to accounting for income taxes.  Under this method, deferred tax assets and liabilities are recorded for future tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and measured using the current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Generally accepted accounting principles (“GAAP”) require that, in applying the liability method, the financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur.  Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination.  These requirements became effective for annual financial statements beginning after December 15, 2008 and the Company adopted them as of December 31, 2009.

As of December 31, 2009, the Company has determined that it has no uncertain tax positions that require either recognition or disclosure in the Company’s financial statements.

Imperia Bros.’ and Imperia Masonry’s income tax returns for the years 2006 through 2009, and 2009, respectively, are subject to examination by federal, state and local income tax authorities.

Fair Value of Financial Instruments

GAAP has established a framework for measuring fair value that is based on a hierarchy which prioritizes the inputs to valuation techniques according to the degree of objectivity necessary.  The fair value hierarchy of the inputs to valuation techniques used to measure fair value is divided into three broad levels of objectivity:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement. They are based on best information available in the absence of level 1 and 2 inputs.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as required by GAAP:

Cash: The carrying amount is the fair value.

Due from Factor, Accounts Receivable and Accounts Payable: The carrying amount approximates fair value because of the short-term duration of those instruments.

Notes Payable and Capital Lease Obligations: The carrying amount approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include, but are not limited to, useful lives of tangible and intangible assets, depreciation and amortization, and allowances for doubtful accounts and inventory obsolescence.  Actual results could differ from these estimates and assumptions.

Related Parties

For the purpose of these consolidated financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions or where the Company and the party are subject to common control or common significant influence.  Related parties may be individuals or other entities.

3.	Acquisition

In March 2005, certain parties related to Imperia Masonry (“Related Parties” or “Factor” and “Lender”) entered into a factoring and certain loan financing agreements with Imperia Bros. whereby Imperia Bros. granted these Related Parties a security interest in all of Imperia Bros.’ assets (see Notes 4 and 8).  In 2009, Imperia Bros. defaulted on its loan agreement by failing to repay its indebtedness to these Related Parties.  The Related Parties exercised their rights as secured lenders and foreclosed on all of the assets of Imperia Bros. and on December 31, 2009, assigned all of their rights, title, and interest in these assets to Imperia Masonry. Imperia Masonry also assumed certain of Imperia Bros.’ liabilities.

The acquisition was accounted for as a business purchase in accordance with GAAP and recorded at the estimated fair market value of the assets acquired and the liabilities assumed as of December 31, 2009 as follows:

Cash	$39,536
Accounts receivable	108,497
Inventory	1,022,057
Prepaid expenses and other current assets	40,731
Property, plant and equipment	2,101,930
Goodwill	31,000
Intangible assets	1,013,000
Accounts payable	(981,741)
Accrued expenses and other current liabilities	(96,718)
Capital lease obligations	(442,258)
Customer deposits	(75,087)

$2,760,947

The above transaction was recorded as a non-cash acquisition of net assets contributed to the Company in exchange for equity.

4.	Due from Factor

On March 15, 2005, Imperia Bros. entered into a factoring agreement with a related party (“Factor”). The Factor assumed credit risks for all credit approved accounts with Imperia Bros. responsible for collection on customer claims and chargebacks.  Imperia Bros. paid a factoring commission of 2.5% on each invoice with maximum selling terms of no longer than net 30 days, with an additional commission of 1.25% for each 14 days, or portion thereof, by which the selling terms are extended.   The factoring agreement was secured by substantially all the assets of the Imperia Bros., which were foreclosed on December 31, 2009, as per Notes 3 and 8.  Imperia Masonry did not enter into a factoring agreement.

Factor fees and related costs amounted to approximately $500,000 and $222,000 for the years ended December 31, 2009 and 2008, respectively.

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

5.	Inventory, Net

Inventory as of December 31, 2009 and 2008 consists of the following:

	2009	2008

Finished goods	$262,527	$464,554
Raw materials	759,530	1,459,647
	1,022,057	1,924,201
Less inventory reserve	-	(424,927)

	$1,022,057	$1,499,274

6.	Property, Plant and Equipment

Property, plant and equipment as of December 31, 2009 and 2008 consists of the following:

	2009	2008

Leasehold improvements	$877,235	$2,389,334
Assets under capital lease	580,738	876,687
Machinery and equipment	472,527	432,113
Yard equipment	75,184	949,135
Furniture and fixtures	48,557	211,775
Vehicles	47,689	180,488
Communications system	-	59,867
	2,101,930	5,099,399
Less accumulated depreciation	-	3,062,378

	$2,101,930	$2,037,021

Depreciation and amortization expense for the years ended December 31, 2009 and 2008 was $345,214 and $333,622, respectively.

7.	Goodwill and Intangible Assets

Goodwill and a brand name intangible were recognized as assets in connection with the acquisition of Imperia Bros. on December 31, 2009.  Intangible assets with finite useful lives are amortized on a straight-line basis over the useful lives of the assets.  The Company accounts for its brand name as a finite lived intangible asset having an estimated useful life of ten years.  There was no amortization of the brand name in 2009 since it was acquired on December 31 of 2009.

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

The carrying values of these intangible assets are summarized below:

	2009	2008

Intangible assets subject to amortization:
Brand name	$1,013,000	$-

Intangible assets not subject to amortization:
Goodwill	$31,000	$-

Future amortization expense for intangible assets subject to amortization is as follows:

Years Ending
December 31,

2010	$101,300
2011	101,300
2012	101,300
2013	101,300
2014	101,300
Thereafter	506,500

$1,013,000

8.	Loans and Notes Payable

On March 15, 2005, Imperia Bros. entered into a Revolving Line of Credit Agreement with a Related Party (“Lender”) which is to be used solely for working capital.  The Line of Credit had an annual interest rate of 24%.  At December 31, 2009 there was no outstanding balance and the outstanding balance at December 31, 2008 was $298,525.

On March 15, 2005, Imperia Bros. entered into a purchase order financing agreement with the Lender. Under the agreement, Imperia Bros. was allowed to take advances in an amount equal to 60% of eligible purchase orders up to a limit of $5 million.  A Letter of Credit enabled Imperia Bros. to acquire pre-sold goods from a supplier approved by the Lender.  The Letter of Credit Guarantee Fee is 2.5% for the first thirty days (or part thereof) that each advance is outstanding and 1.25% for every 14 days (or part thereof) thereafter that such advance is outstanding.  The annual interest rate on unpaid balances is 4% in excess of the Prime Rate.  At December 31, 2009 there was no outstanding balance and the outstanding balance at December 31, 2008 was $12,031,509.

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

The Company entered into a note payable with the Factor on March 23, 2007 in the amount of $691,623, which was payable in monthly installments of $17,303 with a balloon payment due in April 2012. At December 31, 2009 there was no outstanding balance and the outstanding balance at December 31, 2008 was $414,900.

Imperia Bros. granted the Lender and Factor a security interest in all of its assets to support the line of credit. During the year 2009, Imperia Bros. was in default of various loan and the factor agreements with the Lender and the Factor, because of material breaches of the terms and conditions of the agreements.  As a result of the defaults, the Related Parties exercised their rights to foreclose on the assets of Imperia Bros. on December 31, 2009.  Imperia Masonry did not assume any of the related party loans and related accrued interest.

Interest expense incurred on loans and notes payable totaled approximately $5,711,000 and $3,767,000 for the years ended December 31, 2009 and 2008, respectively.

9.	Advances From Affiliated Companies

Imperia Bros. had net advances from its affiliated companies for accrued rent and certain other transactions. No such amounts were outstanding at December 31, 2009 and approximately $5,487,000 was outstanding at December 31, 2008.

Interest on the amounts advanced was imputed at 8% on the average outstanding balances.  There was no accrued interest due at December 31, 2009 and approximately $1,090,000 of accrued interest was due as of December 31, 2008.  Imperia Masonry did not assume any of the advances from affiliated companies and related accrued interest.

Interest expense on amounts advanced totaled approximately $475,000 and $403,000 for the years ended December 31, 2009 and 2008, respectively.

10.	Obligations Under Capital Lease

The Company has entered into various equipment capital lease agreements.  The terms of the leases vary with each vendor, but have terms ranging from three to five years, with interest rates ranging from 5.0% to 22.7%.

The amount in property and equipment under capital leases is $580,739 and $876,687 as of December 31, 2009, and 2008, respectively, and the related accumulated amortization is $234,265 and $169,329 as of December 31, 2009 and 2008, respectively.

Future minimum lease payments under the capital lease obligations are as follows:

Years Ended
December 31,	Amount

2010	$181,776
2011	144,320
2012	130,203
2013	75,207
531,506
Less amounts representing interest	89,247

$442,259

Interest expense incurred related to the obligations under the capital leases totaled approximately $75,000 and $67,000 for the years ended December 31, 2009 and 2008, respectively.

11.	Income Taxes

The Predecessor Companies had no provision for income taxes for the years ended December 31, 2009 and 2008, and had no deferred tax assets or liabilities as of December 31, 2008, since their taxable income or losses flowed through to the shareholder or member’s personal tax return.

Imperia Masonry Supply Corp. had no deferred tax assets and liabilities as of December 31, 2009, since there were no temporary differences between the financial reporting and tax basis of assets and liabilities.

12.	Commitments and Contingencies

Lease Commitments

The Company leases yard space in Pelham Manor, New York on a month-to-month basis.  Imperia Bros. incurred rent expense to Imperia Family Realty, LLC (“Realty’), an affiliated company owned by its President, which was approximately $1,260,000 for each of the years ended December 31, 2009 and 2008.

Litigation

Realty and the President are involved in litigation with a plaintiff who is also a partner in Realty. Imperia Bros. was in default under the terms of its lease with Realty.  Realty was in default with a related party, the Factor. The management of Imperia Masonry believes that the outcome of this litigation will have no or an insignificant impact on the Company.

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Employment Agreement

The President entered into an “at-will” employment agreement with Imperia Masonry commencing December 31, 2009.  The agreement provides for an annual base salary of $225,000 that is subject to decrease if gross sales for any 12-month period decrease by 20% or more compared to the prior twelve-month period.  The President is entitled to a bonus based on a percentage of excess sales of a specified amount, and certain benefits and expense reimbursements, as defined in the agreement.
The President was granted non-qualified stock options as part of the employment agreement.  The options vest over a five-year period (20%, 40%, 60%, 80%, and 100% over the first, second, third, fourth, and fifth anniversary) from December 31, 2009 at $26,800 per share.  The options become fully exercisable if there is a change in control of the Company.
The agreement with the President has a non-competition and non-solicitation clause for three months and twelve month periods, respectively, after the President is no longer an employee of Imperia Masonry.

13.	Employee Benefits

Imperia Bros. participated in two retirement plans as follows:

Profit Sharing Plan

Imperia Bros. sponsored a profit sharing plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code, whereby participants (eligible non-union employees) could contribute up to 12% of their compensation, but not in excess of the maximum allowed under the Code.  Imperia Bros.’ matching contribution was discretionary and there was no contribution for the years ended December 31, 2009 and 2008.

On December 31, 2009, the plan sponsor was converted to Imperia Masonry.  Benefits provided under the Plan after the conversion date remain substantially unchanged.

Union

In connection with collective bargaining agreements with various unions, Westchester participated in a multi-employer defined benefit pension plan that covered its union employees.  For the years ended December 31, 2009 and 2008 the union welfare and pension costs were approximately $229,000 and $210,000, respectively.

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

14.	Concentrations of Credit Risk

Cash

The Company maintains cash balances with various banks, which may at times exceed the Federal Deposit Insurance Corporation limit.  The Company believes that the risk of loss is negligible.  There was no uninsured cash maintained in banks as of December 31, 2009.

Accounts Receivable

Ongoing credit evaluations of customers are performed.  An allowance for doubtful accounts is based on management’s estimate of the balance that will actually be collected after analyzing the credit worthiness of its customers and historical experience with them, as well as the prevailing business and economic environment.  Accounts are written-off when significantly past due after all efforts of collection have been exhausted.

The Company’s sales and accounts receivable are concentrated in the construction industry.  The Company’s customers are located primarily in the New York metropolitan area.
Imperia Bros. had one customer that accounted for approximately 11.1% of revenues for the year ended December 31, 2009 and two customers that accounted for approximately 23.0% of revenues for the year ended December 31, 2008.

Imperia Bros. had no concentration of its purchases with any vendors for the years ended December 31, 2009 and 2008.

15.	Liquidity

Imperia Bros. incurred losses and negative cash flows from operations for the years ended December 31, 2009 and 2008. Imperia Bros. has suffered from a lack of liquidity because of the age of its plant and equipment, which are costly to maintain.  These additional operating costs have been reflected in cost of sales in the accompanying consolidated statements of operations.  In 2010 and 2011, it is management’s intention to raise sufficient capital to upgrade the plant and equipment, allowing the Company to be more competitive within the industry.  In addition, the Company is currently implementing a plan to increase working capital.  The Company is in the process of negotiating with new asset based lenders.

Management is currently seeking to raise additional equity to support the Company’s growth. Although management is confident that it will succeed in raising additional working capital and equity, there are no assurances that they will be successful in their endeavors.  However,  management believes that the Company will have sufficient access to working capital to sustain operations through June 30, 2011.

16.	Subsequent Events

On January 28, 2010, the Company entered into a letter of intent to be acquired by Amincor, Inc. (“Amincor”, formerly known as Joning Corp.) (“Amincor”), a related party.  Amincor is to acquire all of the issued and outstanding stock of the Company, upon issuance of these financial statements.
The Company has evaluated subsequent events through September 15, 2010, the date which the financial statements were available to be issued.  The Company had no material additional subsequent events requiring disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMINCOR, INC.

Date: October 19, 2010

	By:	/s/ John R. Rice, III
John R. Rice, III
President